Exhibit 3.42

BY-LAWS

OF

SACHTLEBEN CORPORATION

ARTICLE 1 - REGISTERED AND OTHER OFFICES

SECTION 1.1.   REGISTERED OFFICE. The registered office shall be established and maintained at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle.

SECTION 1.2.   OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2 - STOCKHOLDERS

SECTION 2.1.   ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. If the Board fails to so determine the place, date and time of meeting, the annual meeting of stockholders shall be held at the principal executive office of the Corporation on the third Tuesday in May. If the date of the annual meeting shall fall on a legal holiday at the place of the meeting, the meeting shall be held at the same place and hour on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

SECTION 2.2.   SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the directors or at the request in writing of stockholders owning a majority in interest of the capital stock of the Corporation issued, outstanding and entitled to vote. Any such request shall state the purpose of the proposed meeting. Special meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 2.3.   NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, stating the place, date and hour of the meeting, and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. When a meeting has been adjourned to another time or place and the adjournment is for more than thirty (30) days from the original meeting date, or if after adjournment a new record date has been fixed, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.4.   CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required by law to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at an annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing.

SECTION 2.5.   QUORUM. The presence, in person or by proxy, of stockholders holding a majority in interest of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present at any meeting, a majority in interest of the stockholders, present in person or by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present at an adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Unless a new record date is fixed, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.6.   VOTING RIGHTS OF STOCKHOLDERS; PROXIES.

(a)                                  Each stockholder shall be entitled to one (1) vote for each share of capital stock held.

(b)                                 Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

SECTION 2.7.   STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.8.   BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the consent of all of the stockholders entitled to vote thereat.

ARTICLE 3 - DIRECTORS

SECTION 3.1.   POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not specifically reserved to the stockholders.

SECTION 3.2.   NUMBER AND TERM. The Board shall consist of such number of directors as the Board shall from time to time specify, and each director shall be elected to serve until his successor shall be elected and qualified, unless such director resigns or is removed prior thereto.

SECTION 3.3.   RESIGNATIONS. Any director or member of a committee may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein.

SECTION 3.4.   VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors and vacancies in the office of any director or member of a committee may be filled by a majority of the remaining directors in office, even if less than a quorum, by a majority vote, and the directors so chosen shall hold office until the next annual meeting and until their successors are duly elected and qualified, unless sooner removed.

SECTION 3.5.   REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.6.   PLACE OF MEETINGS; OFFICES. The Board of Directors may hold its meetings, and have an office or offices, either within or without the State of Delaware, as it may from time to time determine.

SECTION 3.7.   REGULAR ANNUAL MEETING. A regular annual meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders at the same place or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum of such Board shall be present.

SECTION 3.8.   OTHER REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 3.9.   SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be called by the Chairman of the Board or the President on three (3) days’ notice to each director, either personally or by mail, telex or telecopy; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the Board consists of only one (1) director; in which case special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of the sole director. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 3.10.   QUORUM. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.11.   ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.12.   TELEPHONE MEETINGS. Members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.13.   COMMITTEES OF DIRECTORS. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each such committee shall be terminated by the Board at such time as the Board may determine.

SECTION 3.14.   COMPENSATION OF DIRECTORS. The Board of Directors shall have the authority to fix the compensation of directors. By resolution of the Board of Directors, the directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

ARTICLE 4 - OFFICERS

SECTION 4.1.   OFFICERS. The Corporation shall have such officers with such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and as may be necessary to enable it to sign instruments and stock certificates which comply with §§ 103(a)(2) and 158 of the Delaware General Corporation Law. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified, unless such officers resign or are removed prior thereto. The officers shall be elected at the first meeting of the Board of

Directors after each annual meeting of stockholders. Any number of offices may be held by the same person. None of the officers of the Corporation need be stockholders.

SECTION 4.2.   OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

SECTION 4.3.   CHAIRMAN OF THE BOARD. The Chairman of the Board will preside at all meetings of the Board of Directors.

SECTION 4.4.   PRESIDENT. The President shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. He shall be primarily responsible on a day to day basis for the conduct of the business of the Corporation.

SECTION 4.5.   VICE PRESIDENTS. If any Vice Presidents shall be elected, they shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors. Any Vice President may be designated an Executive Vice President or a Senior Vice President

SECTION 4.6.   SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, the Board or the stockholders, upon whose request the meeting is called. He shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary.

SECTION 4.7.   TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the

Board, he shall give the Corporation a bond for the faithful performance of his duties in such amount and with surety as the Board shall prescribe.

SECTION 4.8.   ASSISTANT SECRETARIES & ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board.

SECTION 4.9.   REMOVAL; RESIGNATIONS; VACANCIES. Any officer elected or appointed by the Board may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors. Section 3.3 of these By-Laws shall apply similarly to resignations of officers. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

ARTICLE 5 - STOCK AND STOCK RECORDS

SECTION 5.1.   CERTIFICATES FOR SHARES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered on such stockholder’s behalf. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.2.   LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate of stock be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such fact of loss or destruction by the owner of the lost, stolen, or destroyed certificate, or his legal representative, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.3.   TRANSFER OF SHARES. The Shares of Stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 5.4.   REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

SECTION 5.5.   DIVIDENDS. The Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE 6 - GENERAL PROVISIONS

SECTION 6.1.   SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 6.2.   FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 6.3.   CHECKS. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 6.4.   WAIVER OF NOTICE. Whenever notice is required to be given under any provision of statute or the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person entitled to notice, whether before or after the time stated

therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

SECTION 6.5.   INDEMNIFICATION.  To the fullest extent permitted by the laws of the State of Delaware:

(a)                                  The Corporation shall indemnify any person (and his heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b)                                 The Corporation shall pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Section in advance of the final disposition of such action, suit or proceeding, including appeals, upon receipt of an undertaking by or on behalf of such person seeking indemnification under this Section to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

(c)                                  The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Section against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

(d)                                 The provisions of this Section shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.  The provisions of this Section shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Section and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

(e)                                  For purposes of this Section, references to “other enterprise” shall include any employee benefit plan; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE 7 - AMENDMENTS

These By-laws may be altered, amended or repealed, and new By-laws may be made, only by the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the holders of the shares of stock issued, outstanding and entitled to vote.

STATEMENT OF ORGANIZATION BY SOLE INCORPORATOR

OF

SACHTLEBEN CORPORATION

In lieu of an organization meeting, the undersigned, being the Sole Incorporator of SACHTLEBEN CORPORATION, a Delaware corporation (the “Corporation”), does hereby, pursuant to Section 108 of the Delaware General Corporation Law, make the following statements and take the following actions to organize said Corporation:

1.                                      The Certificate of Incorporation was filed with the Secretary of State of Delaware on November 21, 1994.

2.                                      The By-Laws as prepared by Walter, Conston, Alexander & Green, P.C., are hereby adopted as the By-Laws of the Corporation and ordered appended hereto.

3.                                      The following named persons are hereby elected as the Directors of the Corporation, each of them to hold office until the first annual meeting of Stockholders or until a successor shall have been elected and qualifies, or until earlier resignation or removal:

Dr. Ralph Bufe

Mr. Joseph Robertson

Dr. Clemens Aderhold

IN WITNESS WHEREOF, the undersigned has signed this instrument at New York, New York as of the 22nd day of November, 1994.

/s/ Rudolph S.Houck
Rudolph S. Houck
Sole Incorporator